Exhibit 99.1
FROM THE CHS INVESTOR RELATIONS WEBSITE
Overview
Critical Homecare Solutions Holdings, Inc. is a leading provider of comprehensive home infusion therapy and specialty infusion services to patients suffering from acute or chronic conditions. CHS delivers over 400,000 infusion pharmaceuticals, biopharmaceuticals, nutrients and related services each year to patients in the home through 33 infusion locations in 14 states, primarily in the eastern United States. CHS also provides over 350,000 nursing and therapy visits and 500,000 private duty nursing hours each year to patients in the home through 32 home nursing locations in three states. CHS currently provides customized local clinical care to over 19,000 patients through its branch network and has relationships with approximately 450 payors, including insurers, managed care organizations and government payors.
On February 6, 2008, CHS signed a definitive stock purchase agreement with MBF Healthcare Acquisition Corp. (Amex: MBH — News), a publicly traded special purpose acquisition company. The closing of the acquisition and the issuance of equity to MBF Healthcare Partners, L.P. pursuant to its commitment are subject to MBH stockholder approval and other customary closing conditions. Assuming the transactions receive requisite stockholder approval and all other conditions are met, MBH anticipates completing the acquisition of CHS in the second or third quarter of 2008. Upon completion of the acquisition, MBH will change its name to Critical Homecare Solutions, Inc., and expects its common stock to continue trading publicly on the American Stock Exchange.
Additional Information and Where to Find It
On February 14, 2008, MBH filed a preliminary proxy statement concerning the proposed transaction between MBH and CHS, which will be subject to review by the Securities and Exchange Commission. MBH stockholders and other interested persons are urged to read the definitive proxy statement and other relevant materials when they become available as they will contain important information about MBH, CHS and the proposed transaction. Such persons can also read MBH’s final prospectus dated April 17, 2007, for a description of the security holdings of the MBH officers and directors and their respective interests in the successful consummation of the proposed transaction. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction.
Participants in Solicitation
MBH and its directors and executive officers and CHS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of MBH stock in respect of the proposed transaction. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement relating to the proposed transaction and MBH’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007 when they become available.
Disclaimers
Any statements contained on this website that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting MBH and CHS, their ability to complete a business combination and those other risks and uncertainties detailed in their filings with the Securities and Exchange Commission. MBH and CHS caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MBH and CHS do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.
Information on this website is not incorporated into any filing by MBH with the Securities and Exchange Commission.